INFINITE GROUP, INC.

Stock Option Agreement
(This “Agreement”)
Dated: November 17, 2020
(“Grant Date”)

WHEREAS, Infinite Group, Inc., a Delaware corporation (the “Company”) hereby desires to compensate Northwest Hampton Holdings, LLC (the “Optionee”) with a fee pursuant to the Company’s and the Optionee’s Modification agreement dated November 17, 2020 (“Modification”); and

WHEREAS, the Optionee desires modify the due date of the Optionee’s Note dated December 31, 2003 to January 1, 2022; and

WHEREAS, the Company and the Optionee desire that the Optionee be compensated for originating the Modification by the vesting of the options granted hereby.

NOW THEREFORE, the Company and the Optionee hereby agree as follows:

1.
Grant of Option.

The Company hereby grants to the Optionee a stock option to purchase a total of 250,000 shares of the Company's Common Stock, par value $.001 per share (the “Common Stock”), at $.12 (four cents) per share (the “Exercise Price”). Such option shall become fully vested and exercisable on November 17, 2020.

2.
Term.

This option shall expire on November 16, 2025 or such earlier date as otherwise provided for herein (the “Termination Date”).

3.
Characterization of Options.

The option granted pursuant to this Agreement is intended to constitute a non-qualified option, subject to §83 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.
Exercise of Option.

(a)
Subject to earlier termination or cancellation as provided in this Agreement, this Option may be exercised at any time on or after the date hereof, in whole or in part.

(b)
To the extent vested prior to the Termination Date, this option shall be exercisable by written notice of such exercise, in the form prescribed by the Board of Directors of the Company (the “Board”), to the Secretary or Treasurer of the Company at its principal office. The notice shall specify the number of shares of Common Stock for which the option is being exercised (which number, if less than all the shares then subject to exercise, shall be 100,000 or a multiple thereof) and shall be accompanied by payment (i) in cash or by check in the amount equal to the Exercise Price multiplied by the number of shares to be purchased upon exercise, or (ii) in such other manner as the Board shall deem acceptable. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board may deem applicable have been complied with.

(c)
The Optionee shall not be considered a record holder of the Common Stock issuable pursuant to this Agreement for any purpose until the date on which the Optionee is actually recorded as the holder of such Common Stock in the records of the Company.

(d)                         In the event of death of the Optionee, this option may be exercised, to the extent vested on the date of death, at any time within twelve months following such date of death by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance.

                              (e)                         In no event shall this option be exercisable after the Termination Date

5.
Anti-Dilution Provisions.

(a)
If there is any stock dividend, stock split, or combination of shares of Common Stock, the number and amount of shares then subject to this option shall be proportionately and appropriately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this option, but the aggregate purchase price shall be allocated among all shares subject to this option after giving effect to the adjustment.

(b)
If there is any other change in the Common Stock, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this option as the Board may deem equitable. Failure of the Board to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

(c)
If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of this option after such event, or for the substitution for this option of an option covering the number and class of securities which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the Optionee had been the holder of record of a number of shares of Common Stock equal to the number of shares covered by the unexercised portion of this option, or (ii) the Company shall give to the Optionee written notice of its election not to cause such provision to be made and this option shall become exercisable in full (or, at the election of the Optionee, in part) at any time during a period of 20 days, to be designated by the Company, ending not more than 10 days prior to the effective date of the merger, consolidation or sale, in which case this option shall not be exercisable to any extent after the expiration of such 20-day period.

6.
Investment Representation; Legend on Certificates.

                               The Optionee agrees that until such time as a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), becomes effective with respect to the option and/or the stock, the Optionee is taking this option and will take the stock underlying this option, for his own account, for investment and not with a view to the                                         resale or distribution thereof. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing shares issuable upon the exercise of this option such legend as the Board may prescribe for the purpose of preventing disposition of such shares in violation of the 1933 Act, as now or hereafter provided.

7.
Non-Transferability.

This option shall not be transferable by the Optionee other than by will or by the laws of descent or distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.

8.
Certain Rights Not Conferred by Option.

The Optionee shall not, by virtue of holding this option, be entitled to any rights of a stockholder in the Company.

9.
Expenses.

The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock pursuant hereto and all other direct fees and expenses necessarily incurred by the Company in connection therewith.

10.
Optionee’s Representation and Warranties.

Other Agreements. Optionee represents and warrants that it has the full right and authority to enter into this Agreement. Optionee further represents and warrants that it is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or   order of any court or administrative agency which would conflict with the obligation to use best efforts to perform hereunder or which would conflict with the Company’s business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which Optionee is currently a party or by which Optionee is currently bound.

11.
Miscellaneous.

(a) No Implied Rights. In no event shall this option be exercisable after the Termination Date. Nothing herein shall be deemed to create any employment.

(b) Notice. All notices and other communications under this Agreement shall (a) be in writing (which shall include communications by telecopy), (b) be (i) sent by registered or certified mail, postage prepaid, return receipt requested, by facsimile, or (ii) delivered by hand, (c) be given at the following respective addresses and facsimile numbers and to the attention of the following persons:

(i)
if to the Company at:

Infinite Group, Inc.
175 Sully’s Trail, Suite 202
Pittsford, NY 14534
Telephone: (585) 385-0610
Facsimile: (585) 385-0614

(ii)
if to Optionee, to it at the address set forth below Investor’s signature on the signature page hereof;

or at such other address or facsimile number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned “Notice of Change of Address”, and (d) be effective or deemed delivered or furnished (i) if given by mail, on the fifth Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by facsimile, when such communication is transmitted to the appropriate number determined as above provided in this Section and the appropriate answer back is received or receipt is otherwise acknowledged, and (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address, facsimile or telephone number, shall not be deemed furnished, until received.

(c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law principles. With respect to any matters that may be heard before a court of competent jurisdiction, the parties consent to the jurisdiction and venue of the courts of Monroe County, New York or of any federal court located in the Western District of New York.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives.

INFINITE GROUP, INC.

By: __/s/ Richard Glickman____________
                              Richard Glickman, VP Finance

Date: November 17, 2020

Regarding: Option agreement dated November 17, 2020 for 250,000 shares of the Company’s Common Stock, par value $.001 per share, at the Exercise Price of $.12 per share, I accept the terms of this agreement.

_/s/ James Villa________________________
Northwest Hampton Holdings, LLC, Optionee
By: James Villa, its Managing Member
Date: November 17, 2020

Optionee’s Address:
308 Rock Beach Road
Rochester, NY 14617